Robinhood Reports Fourth Quarter and Full Year 2021 Results

MENLO PARK, Calif. – January 27, 2022 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the fourth quarter and full year ended December 31, 2021.

•Total net revenues for the quarter increased 14% to $363 million, compared with $318 million in the fourth quarter of 2020, and for the year increased 89% to $1.82 billion, compared with $959 million for the year ended December 31, 2020.
•Transaction-based revenues for the quarter increased 12% to $264 million, compared with $235 million in the fourth quarter of 2020, and for the year increased 95% to $1.40 billion, compared with $720 million for the year ended December 31, 2020.
◦Options for the quarter increased 14% to $163 million, compared with $142 million in the fourth quarter of 2020, and for the year increased 57% to $689 million, compared with $440 million for the year ended December 31, 2020.
◦Cryptocurrencies for the quarter increased 304% to $48 million, compared to $12 million in the fourth quarter of 2020, and for the year increased to $419 million, compared with $27 million for the year ended December 31, 2020.
◦Equities for the quarter decreased 35% to $52 million, compared with $80 million in the fourth quarter of 2020, and for the year increased 15% to $288 million, compared with $251 million for the year ended December 31, 2020.
•Loss before income tax for the quarter was $420 million, compared with income before income tax of $19 million in the fourth quarter of 2020, and for the year loss before income tax was $3.68 billion, compared with income before income tax of $14 million for the year ended December 31, 2020.
◦Share-based compensation expense totaled $318 million for the fourth quarter of 2021 and $1.57 billion for the year ended December 31, 2021. For the year ended December 31, 2020, share-based compensation expense totaled $24 million, all related to stock options (no expense relating to restricted stock units was recognized because our initial public offering ("IPO") had not yet occurred).
◦The loss before income tax for the year ended December 31, 2021 also included total expense of $2.05 billion associated with the change in fair value of convertible notes and warrant liability issued in February 2021.
•Net loss for the quarter was $423 million, or $0.49 per diluted share, compared with net income of $13 million, or $0.02 per diluted share in the fourth quarter of 2020, and for the year net loss was $3.69 billion, or $7.49 per diluted share, compared with net income of $7 million, or $0.01 per diluted share, for the year ended December 31, 2020.
•Adjusted EBITDA (non-GAAP) for the quarter was negative $87 million, compared with positive $79 million in the fourth quarter of 2020, and for the year was positive $34 million, compared with positive $155 million for the year ended December 31, 2020.
•Net Cumulative Funded Accounts increased 81% to 22.7 million as of December 31, 2021, compared with 12.5 million as of December 31, 2020. On a sequential basis, Net Cumulative Funded Accounts increased 1% compared with 22.4 million as of September 30, 2021.
•Monthly Active Users (MAU) increased 48% to 17.3 million for December 2021, compared with 11.7 million for December 2020. On a sequential basis, MAU decreased 8% compared with 18.9 million for September 2021.
•Assets Under Custody (AUC) increased 56% to $98 billion as of December 31, 2021, compared with $63 billion as of December 31, 2020. On a sequential basis, AUC increased 3% compared with $95 billion as of September 30, 2021.
•Average Revenues Per User (ARPU) for the quarter decreased 39% to $64 on an annualized basis, compared with $106 in the fourth quarter of 2020. The decrease was primarily related to lower trading volumes per user for options and equities and lower interest earnings per user from securities lending due to declines in market rates earned on loaned securities, partially offset by higher trading volumes per user for cryptocurrencies. ARPU for the year decreased 5% to $103, compared with $109 for the year ended December 31, 2020. On a sequential basis, ARPU remained consistent compared with the quarter ended September 30, 2021.

•Cash and cash equivalents at December 31, 2021 totaled $6.3 billion, compared with $1.4 billion at December 31, 2020.

“We had a momentous year, nearly doubling the number of customers on the platform and making critical investments in our team and infrastructure to support growth,” said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. “This year, we'll expand our ecosystem of products that make Robinhood the best place to start investing and build wealth for the long term."

Highlights

Robinhood’s 2021 investments put the company on strong footing for 2022
•In 2021 Robinhood added over 10 million net funded accounts, nearly doubling the customers on the platform. In the same time, the company has more than doubled its team, adding talent to important areas like engineering, product, customer service, and compliance.
•Robinhood also made strong executive additions over the past year and is excited to have most recently welcomed Steve Quirk as Chief Brokerage Officer and a member of the senior leadership team.
•The company has invested heavily in the service and reliability of its platform to meet the demands created by tremendous user growth and successfully added 24/7 live phone support for all logged-in users, giving customers the ability to get phone support at any time and on any topic.
•Robinhood has continued to improve the product experience, adding contextual in-app education, rolling out Crypto Gifts and recurring investments, opening up access to IPOs, and giving customers a voice with the companies they invest in through the acquisition of Say Technologies and the integration of its Q&A platform into the Robinhood app.

Robinhood delivers on product development in Q4 2021
•Robinhood introduced first trade recommendations to all new customers who have yet to place a trade, helping users get started with a diversified ETF portfolio based on their risk profile and investment objectives.
•Robinhood launched Automated Customer Account Transfer Service ("ACATS") In a few weeks ago to a small set of customers and has been gradually expanding its availability, with early results looking promising. This feature allows customers to transfer assets from other brokerages into Robinhood and the company will continue to improve the experience and expand the availability to all customers in Q1 2022.
•Robinhood continued to improve its options experience for customers, introducing Options Alerts, Options Watchlist and making it simpler to roll option contracts.
•Robinhood made considerable progress on its fully-paid securities lending program, continues to discuss with its regulators, and believes it will be able to launch the program during the first half of the year.
•Robinhood is close to delivering an even larger window of available trading hours and expects to roll this out later in Q1 2022. This will be one of several improvements the company plans to make to the trading experience this year.
•Robinhood successfully completed alpha testing on Crypto Wallets and has launched a public beta, which will continue to provide valuable insights as the company prepares for a full launch of wallets in Q1 2022.
•During the holiday season, Robinhood launched Crypto Gifts, which enables customers to send crypto to family and friends. The company will take learnings from this launch and look to apply them to transfer capabilities beyond crypto.

Robinhood charts ambitious plan for 2022
•Robinhood's plan is focused on three core areas: being the best place to get started investing, helping first time investors grow into long-term investors, and continuing to serve advanced investors with the power and simplicity they need.
•Robinhood will build products intended to help with long-term investing, aiming to make it easier for customers to build for their futures no matter where they are in their financial journeys. Teams are already hard at work developing tax-advantaged retirement accounts, which will begin rolling out to customers mid-year.
•Robinhood will invest in spending and savings products and, in the coming months, will introduce a new experience for day-to-day spending to help customers build a portfolio as an outcome of spending.
•Robinhood plans to offer customers ways to move their money faster, starting with introducing instant debit card deposits and withdrawals in the next few months.

•Robinhood has set aggressive goals to start opening its crypto platform up to customers internationally in 2022. The company believes in the immense potential of the crypto economy and sees a big opportunity in serving customers across the globe.

Financial Outlook

For the first quarter of 2022, Robinhood anticipates that total net revenues will be less than $340 million, which assumes some incremental improvement in trading volumes versus what we have seen so far. At the top end, this implies a year-over-year revenue decline of 35% compared to the first quarter of 2021, during which we saw outsized revenue performance due to heightened trading activity, particularly relating to certain meme-stocks.

Actual results for total net revenues might differ materially from our outlook. Total net revenues are highly sensitive to the number and timing of new funded accounts, the number of trades made by our customers, the notional amount of trading volume per customer, and market environment or other exogenous events, all of which are affected by general market conditions, consumer sentiment, and other factors.

For fiscal year 2022, Robinhood expects total operating expenses, excluding share-based compensation, to increase 15-20% year-over-year. Additionally, we expect share-based compensation to decline 35-40% year-over-year.

Actual results for total operating expenses, excluding share-based compensation, might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results and financial outlook at 2 p.m. PT / 5 p.m. ET today, January 27, 2022. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial, LLC, buy and sell crypto through Robinhood Crypto, LLC, and learn about investing through easy-to-understand educational content.

Robinhood intends to use its blog, Under the Hood, as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg. FD). Under the Hood can be accessed at blog.robinhood.com and investors should routinely monitor that website, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on Robinhood’s blog could be deemed to be material information.

"Robinhood" and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
Irvin Sha
ir@robinhood.com

Press:
press@robinhood.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including our expectations for Crypto Wallets, ACATS In, a fully-paid securities lending program, and extended trading hours, our statements under the heading “Robinhood charts ambitious plan for 2022,” and our statements under the heading “Financial Outlook," among others. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating history; the difficulty of managing rapid growth and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; the difficulty of raising additional capital (to satisfy any liquidity needs and support business growth and objectives) on reasonable terms or at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for operational errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions, or systemic market events, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive and complex regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform certain key functions and the risk that operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; and the risk that substantial future sales of Class A common shares in the public market could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as well as our other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, January 27, 2022, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect. All fourth quarter and full year 2021 financial information in this press release is preliminary, based on our estimates and subject to completion of our financial closing procedures. Final results for the full year, which will be reported in our Annual Report on Form 10-K for the year ended December 31, 2021, might vary from the information in this press release. In particular, until our financial statements are issued in our Annual Report on Form 10-K, we might be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and operating expense excluding share-based compensation. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Operating Expense excluding Share-Based Compensation

Operating expense excluding share-based compensation is defined as the applicable GAAP operating expense line item minus the share-based compensation (or SBC) included within such line item. We believe operating expense excluding SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

A Robinhood account is designed to provide a user with access to any and all of the products offered on our platform. We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). A “New Funded Account” is a Robinhood account into which the account user makes an initial deposit or money or asset transfer, of any amount, during the relevant period. An account is considered “Churned” if it was ever a New Funded Account and its balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and, less often, from margin loans. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated credits) rises above zero. Examples of credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments.

“Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount.

Monthly Active Users (“MAU”)

We define MAU as the number of Monthly Active Users during a specified calendar month. A “Monthly Active User” is a unique user who makes a debit card transaction, or who transitions between two different screens on a mobile device or loads a page in a web browser while logged into their account, at any point during the relevant month. A user need not satisfy these conditions on a recurring monthly basis or have a Funded Account to be included in MAU. Figures in this release reflect MAU for the last month of each period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains drive the change in AUC in any given period. We define “Net Deposits” as all cash deposits and asset transfers received from customers net of reversals, customer cash withdrawals, and other equity and cash amounts transferred out of our platform (including in connection with debit card transactions and account transfers in or out of our platform through the ACATS) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent ARPU for the year or annualized for each three-month period presented, as applicable.

ROBINHOOD MARKETS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
1

	Year Ended December 31,
(in thousands, except share and per share data)	2020	2021
Assets
Current assets:
Cash and cash equivalents	$1,402,629	$6,253,477
Cash and securities segregated under federal and other regulations	4,914,660	3,992,419
Receivables from brokers, dealers and clearing organizations	124,501	88,326
Receivables from users, net	3,354,142	6,638,900
Deposits with clearing organizations	225,514	327,917
User-held fractional shares	802,483	1,834,479
Investments	—	27,189
Other current assets	48,655	120,835
Total current assets	10,872,584	19,283,542
Property, software and equipment, net	45,834	146,419
Goodwill	—	100,521
Intangible assets, net	185	34,107
Restricted cash	7,364	23,773
Other non-current assets	62,507	180,817
Total assets	$10,988,474	$19,769,179
Liabilities, mezzanine equity and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$104,649	$252,313
Payables to users	5,897,242	6,475,728
Securities loaned	1,921,118	3,651,035
Fractional shares repurchase obligation	802,483	1,834,479
Other current liabilities	90,553	133,787
Total current liabilities	8,816,045	12,347,342
Other non-current liabilities	48,012	128,745
Total liabilities	8,864,057	12,476,087
Commitments and contingencies
Mezzanine equity
Redeemable convertible preferred stock, $0.0001 par value. 414,033,220 shares authorized, 412,742,897 shares issued and outstanding with a liquidation preference of $2,191,086 as of December 31, 2020. No shares authorized, issued, and outstanding as of December 31, 2021.	2,179,739	—
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value. No shares authorized, issued and outstanding as of December 31, 2020; 210,000,000 shares authorized and no shares issued and outstanding as of December 31, 2021.	—	—
Common stock, $0.0001 par value. 777,354,000 shares authorized, 229,031,546 shares issued and outstanding as of December 31, 2020; no shares authorized, issued and outstanding as of December 31, 2021.	1	—
Class A common stock, $0.0001 par value. No shares authorized, issued and outstanding as of December 31, 2020; 21,000,000,000 shares authorized, 735,957,367 shares issued and outstanding as of December 31, 2021.	—	73
Class B common stock, par value $0.0001. No shares authorized, issued and outstanding as of December 31, 2020; 700,000,000 shares authorized, 127,955,246 shares issued and outstanding as of December 31, 2021.	—	13
Class C common stock, par value $0.0001. No shares authorized, issued and outstanding as of December 31, 2020; 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021.	—	—
Additional paid-in capital	134,307	11,169,136
Accumulated other comprehensive income	473	405
Accumulated deficit	(190,103)	(3,876,535)
Total stockholders’ (deficit) equity	(55,322)	7,293,092
Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$10,988,474	$19,769,179

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in thousands, except share and per share data)	2020	2021		2020	2021
Revenues:
Transaction-based revenues	$235,282	$263,947	12%	$720,133	$1,402,350	95%
Net interest revenues	63,017	63,351	1%	177,437	256,962	45%
Other revenues	19,243	35,415	84%	61,263	155,831	154%
Total net revenues	317,542	362,713	14%	958,833	1,815,143	89%

Operating expenses(1)(2):
Brokerage and transaction	30,623	29,496	(4)%	111,083	152,343	37%
Technology and development	81,963	280,420	242%	215,630	1,232,787	472%
Operations	44,666	97,163	118%	137,905	373,129	171%
Marketing	33,221	44,069	33%	185,741	327,369	76%
General and administrative	107,913	332,000	208%	294,694	1,370,520	365%
Total operating expenses	298,386	783,148	162%	945,053	3,456,148	266%

Change in fair value of convertible notes and warrant liability	—	—	—	—	2,045,657	NM
Other income, net	(138)	(126)	(9)%	(50)	(2,230)	NM
Income (loss) before income tax	19,294	(420,309)	NM	13,830	(3,684,432)	NM
Provision for income taxes	6,266	2,958	(53)%	6,381	2,000	(69)%
Net income (loss)	$13,028	$(423,267)	NM	$7,449	$(3,686,432)	NM
Net income (loss) attributable to common stockholders:
Basic	$4,624	$(423,267)		$2,848	$(3,686,432)
Diluted	$4,624	$(423,267)		$2,848	$(3,686,432)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.49)		$0.01	$(7.49)
Diluted	$0.02	$(0.49)		$0.01	$(7.49)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	227,115,364	859,932,743		225,748,355	492,381,190
Diluted	245,008,423	859,932,743		244,997,388	492,381,190

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
Brokerage and transaction	10%	8%	12%	8%
Technology and development	26%	77%	22%	68%
Operations	14%	27%	14%	21%
Marketing	10%	12%	19%	18%
General and administrative	34%	92%	31%	76%
Total operating expenses	94%	216%	98%	191%
________________
(2)    The following table presents the share-based compensation in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2021	2020	2021
Brokerage and transaction	$209	$1,110	$227	$7,527
Technology and development	14,492	104,534	18,024	609,307
Operations	38	3,845	61	20,261
Marketing	558	8,687	613	49,731
General and administrative	3,685	199,629	5,405	885,427
Total share-based compensation expense	$18,982	$317,805	$24,330	$1,572,253

The 2020 amounts exclude the effect of share-based compensation for awards with performance-based conditions because the qualifying event, such as our IPO, had not occurred and, therefore, could not be considered probable. Upon our IPO in the third quarter of 2021, we recognized $1.01 billion of share-based compensation.

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2021	2020	2021
Operating activities:
Net income (loss)	$13,028	$(423,267)	$7,449	$(3,686,432)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,366	9,761	9,938	25,495
Provision for credit losses	14,795	16,541	59,134	78,337
Share-based compensation	18,982	317,802	24,330	1,570,386
Change in fair value of convertible notes and warrant liability	—	—	—	2,045,657
Other	(204)	12	2,139	(109)
Changes in operating assets and liabilities:
Segregated securities under federal and other regulations	(129,995)	50,000	(134,994)	134,994
Receivables from brokers, dealers and clearing organizations	(41,078)	36,636	(103,787)	36,175
Receivables from users, net	(1,109,169)	(556,840)	(2,771,967)	(3,361,872)
Deposits with clearing organizations	18,778	(11,696)	(103,037)	(102,403)
Other current and non-current assets	(21,805)	39,730	(46,055)	(189,004)
Accounts payable and accrued expenses	(42,281)	15,630	67,117	134,090
Payables to users	802,448	(335,441)	3,532,091	578,486
Securities loaned	759,185	521,385	1,247,089	1,729,917
Other current and non-current liabilities	60,656	44,115	86,807	121,510
Net cash provided by (used in) operating activities	346,706	(275,632)	1,876,254	(884,773)
Investing activities:
Purchase of property, software and equipment	(6,861)	(17,075)	(24,443)	(63,182)
Capitalization of internally developed software	(2,179)	(7,852)	(7,887)	(20,471)
Acquisitions of a business, net of cash acquired	—	(6,265)	—	(125,426)
Purchase of marketable debt securities	—	(27,203)	—	(27,203)
Other	—	(10)	—	(1,598)
Net cash used in investing activities	(9,040)	(58,405)	(32,330)	(237,880)
Financing activities:
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	—	(5,148)	—	2,052,382
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	—	7,344	—	7,344
Taxes paid related to net share settlement of equity awards	—	(10,304)	—	(422,076)
Proceeds from issuance of convertible notes and warrants	—	—	—	3,551,975
Draws on credit facilities	—	10,000	937,700	1,968,276
Repayments on credit facilities	—	(10,000)	(937,700)	(1,968,276)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	(22)	—	1,267,328	—
Proceeds from exercise of stock options, net of repurchases	4,968	2,016	8,555	13,796
Net cash provided by (used in) financing activities	4,946	(6,092)	1,275,883	5,203,421
Effect of foreign exchange rate changes on cash and cash equivalents	264	22	284	(68)
Net increase in cash, cash equivalents, segregated cash and restricted cash	342,876	(340,107)	3,120,091	4,080,700
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	5,846,783	10,610,466	3,069,568	6,189,659
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$6,189,659	$10,270,359	$6,189,659	$10,270,359
Cash and cash equivalents, end of the period	$1,402,629	$6,253,477	$1,402,629	$6,253,477
Segregated cash, end of the period	4,779,666	3,992,419	4,779,666	3,992,419
Restricted cash, end of the period	7,364	24,463	7,364	24,463
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$6,189,659	$10,270,359	$6,189,659	$10,270,359
Supplemental disclosures:
Cash paid for interest	$509	$5,719	$3,207	$11,902
Cash paid for income taxes, net of refund received	$2,850	$2,952	$5,689	$6,111

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2021	2020	2021
Net income (loss)	$13,028	$(423,267)	$7,449	$(3,686,432)
Add:
Interest expenses related to credit facilities	948	5,899	4,882	20,218
Provision for income taxes	6,266	2,958	6,381	2,000
Depreciation and amortization	3,366	9,761	9,938	25,495
EBITDA (non-GAAP)	23,608	(404,649)	28,650	(3,638,719)
Share-based compensation	18,982	317,805	24,330	1,572,253
Change in fair value of convertible notes and warrant liability	—	—	—	2,045,657
Significant legal and tax settlements and reserves	36,600	—	101,600	54,910
Adjusted EBITDA (non-GAAP)	$79,190	$(86,844)	$154,580	$34,101

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

	Year Ended December 31, 2021	Financial Outlook for the Year Ending December 31, 2022
	(in thousands)	(year- over-year change)
Total operating expenses (GAAP)	$3,456,148	decrease by 5-10%
Less: SBC	1,572,253	decrease by 35-40%
Total operating expenses excluding SBC (non-GAAP)	$1,883,895	increase by 15-20%